UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

Lightning Gaming, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-52575	20-8583866

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 Creek Circle, Suite 400, Boothwyn, Pa 19061
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code) 610 494 5534

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

1.           Debt Conversion Agreement

On February 5, 2010, we and our wholly-owned subsidiary, Lightning Poker, Inc. (“LPI”), entered into a Debt Conversion Agreement (the “Conversion Agreement”) with Stewart J. Greenebaum, LLC (“Greenebaum”).  Pursuant to the Conversion Agreement, a $1,000,000 promissory note that LPI issued to Greenebaum on July 2, 2007 was converted into 500,000 shares of our Series A Nonvoting Capital Stock (“Nonvoting Stock”), which is described in Item 5.03 below, and all accrued and unpaid interest and all other amounts payable under the note (other than the converted principal amount) were canceled.  The conversion took place after our filing on February 22, 2010 with the Secretary of State of the State of Nevada (the “Nevada Secretary”) of a Certificate Of Designation Of Rights, Powers, Limitations And Restrictions with respect to the Nonvoting Stock (the “Certificate of Designation”).  The Conversion Agreement gives Greenebaum preemptive rights to purchase additional shares of Nonvoting Stock (or certain equivalents of Nonvoting Stock) if we sell additional stock in certain types of transactions, so as to maintain Greenebaum’s aggregate percentage ownership of all of our outstanding stock on a fully-diluted basis.

In addition to the Nonvoting Stock acquired under the Conversion Agreement, Greenebaum beneficially owns more than 5% of our outstanding common stock, based on Greenebaum's ability to acquire our common stock through the exercise of warrants or conversion of promissory notes.

2.           Financing Transaction

On February 22, 2010, LPI borrowed $2,000,000, at an interest rate of 8% per annum, under a loan agreement with The Co-Investment Fund II, L.P. (“CI II”) and Greenebaum (together with CI II, the “Lenders”).  All principal and accrued interest under the loans are payable by LPI on the February 22, 2013 maturity date, subject to conversion and acceleration provisions summarized below.  Each of the Lenders financed one-half of LPI’s total borrowing.  LPI will use the loan proceeds for working capital purposes.  We have guaranteed LPI’s obligations under the loan agreement, and LPI has pledged substantially all of its assets as collateral for those obligations.

As partial consideration for the loans, we issued to each of the Lenders a warrant to purchase up to 500,000 shares of our common stock at an exercise price of $2.00 per share (subject to antidilution adjustments).  The warrants are exercisable until February 22, 2015.  If the warrants are exercised and we later register any of our securities under the Securities Act of 1933, as amended (the “Securities Act”), the holders of our shares that were acquired through the exercise of the warrants can require us to make reasonable efforts to include their shares in that registration, at our expense, subject to the terms and conditions of the warrants.

The loan agreement restricts LPI from prepaying the loans; incurring further indebtedness outside the ordinary course of business; renewing, extending or refinancing pre-existing indebtedness; subjecting its property to further liens; or transferring the collateral, without the required consent of the Lenders.

The maturity of the loans is subject to acceleration in the event of a default by LPI, which would include, among other things, a material adverse change with respect to LPI (as detailed in the loan agreement), an unstayed or undischarged judgment against LPI in excess of $50,000, a default by LPI under its pre-existing loans from the Lenders, or LPI’s breach of any other material obligation, or loss of a material license or permit, that would reasonably be expected to have a material adverse effect on LPI.

The entire balance of principal and accrued interest under the loans can, at the discretion of the respective Lenders, be converted into shares of stock that we issue in our next equity financing transaction.  Such conversion would be at the same price and on the same terms and conditions as the shares we issue in that equity financing.

CI II is managed by Cross Atlantic Capital Partners Inc. (“Cross Atlantic”). Donald Caldwell is a member of our board of directors and is the founder and chief executive officer of Cross Atlantic. Frederick R. Tecce is a member of our board of directors and is a managing director and of counsel of Cross Atlantic. CI II and Greenebaum are each deemed to own beneficially more than 5% of our outstanding common stock, based on their ability to acquire our common stock through the exercise of warrants or conversion of promissory notes.

The above descriptions of the Conversion Agreement and the financing transaction are merely summaries of their material terms.  Copies of the Conversion Agreement and the material agreements relating to the financing transaction are filed as exhibits to this Form 8-K.  Interested parties should read those agreements in their entirety.

Section 2 - Financial Information

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to Item 1.01 of this Form 8-K for information concerning the direct financial obligations on which we and LPI have become obligated under the loan agreement with the Lenders.

Section 3 - Securities and Trading Markets

Item 3.02                      Unregistered Sales of Equity Securities.

Please refer to Item 1.01 of this Form 8-K for information concerning the shares of Nonvoting Stock that we issued under the Conversion Agreement, the loans that LPI obtained from the Lenders, which under certain circumstances are convertible into shares of our common stock, and the warrants to purchase shares of our common stock that we issued to the Lenders as partial consideration for the loans.  The notes evidencing the loans and the warrants were issued without registration under the Securities Act pursuant to the exemption from registration in Section 4(2) of the Securities Act.  The Nonvoting Stock was issued without registration under the Securities Act pursuant to exemptions from registration set forth in Sections 3(a)(9) and 4(2) of the Securities Act.

Item 3.03                      Material Modification to Rights of Security Holders.

Effective February 22, 2010, through our filing of the Certificate of Designation with the Nevada Secretary, we created the Nonvoting Stock as a new series of capital stock, consisting of 6,000,000 shares, of which we issued 500,000 shares to Greenebaum under the Conversion Agreement as discussed in Item 1.01 above.  The Nonvoting Stock participates with, and is identical to, our common stock in all respects, except that the Nonvoting Stock carries no voting rights (unless legally mandated).  The Conversion Agreement gives Greenebaum certain preemptive rights to maintain its aggregate percentage ownership of all of our outstanding stock, as discussed in Item 1.01 above.

Section 5 - Corporate Governance and Management

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 22, 2010, we authorized 6,000,000 shares of Nonvoting Stock through the filing of the Certificate of Designation.  The Nonvoting Stock was authorized as a new series of stock within our class of capital stock titled “Preferred Stock,” which consists of 10,000,000 shares.  Each share of Nonvoting Stock is identical in all respects to each share of our common stock, except that Nonvoting Stock carries no voting rights whatsoever (unless legally mandated).  We have not fixed the terms of the remaining 4,000,000 shares of Preferred Stock that are authorized under our articles of incorporation.

Section 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits:

Exhibit No.	Description
99.1	Debt Conversion Agreement among Lightning Gaming, Inc. (“LGI”), LPI and Greenebaum
99.2	Loan Agreement among LPI and the Lenders
99.3	Promissory Note issued by LPI to CI II
99.4	Promissory Note issued by LPI to Greenebaum
99.5	Warrant for Stock issued by LGI to CI II
99.6	Warrant for Stock issued by LGI to Greenebaum
99.7	Guaranty Agreement by LGI in favor of CI II as the Lenders’ Agent (“Agent”)
99.8	Security Agreement between LPI and CI II as Agent
99.9	Intellectual Property Security Agreement for Patents and Trademarks between LPI and CI II as Agent
99.10	Intellectual Property Security Agreement for Copyrights and Mask Works between LPI and CI II as Agent
99.11	Certificate Of Designation Of Rights, Powers, Limitations And Restrictions Of Series A Nonvoting Capital Stock Of Lightning Gaming, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning Gaming, Inc.

By:/s/ Robert Ciunci
           Robert Ciunci, Chief Financial Officer
Date:  February 26, 2010